Exhibit 10.3.3

E.DIGITAL CORPORATION

NONSTATUTORY STOCK OPTION AGREEMENT

September 15, 2016

Russell Packer

#### ##### ########

Carlsbad, CA #####

Re:       Grant of Stock Option

Dear Russell:

In consideration of your agreement to serve on the board of directors (the “Board”) of e.Digital Corporation (the “Company”) and for other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

1.       Grant of Option. Subject to the conditions set forth below, the Company hereby grants to you, effective as of September 15, 2016 (“Grant Date”), as a matter of separate inducement and not in lieu of any salary or other compensation for your services, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein, an aggregate of 250,000 shares of Stock of the Company (the “Option Shares”), at the Exercise Price (as hereinafter defined). As used herein, the term “Exercise Price” shall mean a price equal to $0.075 per share, subject to the adjustments and limitations set forth herein. In no event shall the exercise price be less than the greater of (a) the par value per share of a Share of Stock or (b) the Fair Market Value of a share of Stock as of the Grant Date. The Option granted hereunder is intended to constitute an Option which is not designed pursuant to section 422 of the Internal Revenue Code of 1986, as amended; however, you should consult with your tax advisor concerning the proper reporting of any federal or state tax liability that may arise as a result of the grant or exercise of the Option.

2.       Exercise.

(a)       For purposes of this Option Agreement, the Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares.” The Option shall in all events terminate at the close of business on the fourth (4th) anniversary of the date of this Option Agreement. Subject to other terms and conditions set forth herein, the Option may be exercised in cumulative installments as follows:

On or After Each of the Following Vesting Dates	Cumulative Percentage of Shares as to Which Option is Exercisable
Upon Grant Date	25%
Six months after Grant Date	50%
Twelve months after Grant Date	75%
Eighteen months after Grant Date	100%

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Option Shares shall constitute Vested Shares once they are exercisable.

(b)       Subject to the relevant provisions and limitations contained herein, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.

(c)       Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business (a copy of the form of exercise to be used will be available upon written request to the Secretary), and shall be accompanied by a certified or bank check payable to the order of the Company in the full amount of the Exercise Price of the shares so purchased, or in such other manner as approved by the Board.

3.       Termination of Service. Except as provided below in this Section 3 upon the termination of your service on the Board, any and all Options held by you that are not then exercisable will become null and void upon the date of such termination and you may, until the earlier of (x) ninety (90) days from the date of such termination or (y) the expiration of the Option in accordance with its terms, exercise the Option with respect to all or any part of the Vested Shares which you were entitled to purchase immediately prior to such termination and, thereafter, the Option shall, to the extent not previously exercised, automatically terminate and become null and void.

4.       Transferability. Any rights or interests herein will be assignable or transferable by you only by will or the laws of descent and distribution.

5.       Withholding Taxes. The Board may, in its discretion, require you to pay to the Company (or the Company’s Subsidiary if you are an employee of a Subsidiary of the Company), at the time of the exercise of an Option or thereafter, the amount that the Board deems necessary to satisfy the Company’s or its Subsidiary’s current or future obligation to withhold federal, state or local income or other taxes that you incur by exercising an Option. In connection with the exercise of an Option requiring tax withholding, you may (a) direct the Company to withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; (b) deliver to the Company sufficient shares of Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Company’s tax withholding obligation, which tax withholding obligation is based on the shares’ Fair Market Value as of the later of the date of exercise or the date as of which the shares of Stock issued in connection with such exercise become includable in your income; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use such a Stock withholding feature you must make the election at the time and in the manner that the Board prescribes. The Board may, at its sole option, deny your request to satisfy withholding obligations through Stock instead of cash. In the event the Board subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Board’s request, the amount of that deficiency in the form of payment requested by the Board.

6.       Adjustments. The terms of an Option shall be subject to adjustment from time to time, in accordance with the following provisions:

(a)       If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then (i) the number of shares of Stock (or other kind of securities) that may be acquired under the Option shall be increased proportionately and (ii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to the then outstanding Option shall be reduced proportionately, without changing the aggregate purchase price or value of the outstanding Option.

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(b)       If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse Stock split or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (i) the number of shares of Stock (or other kind of shares or securities) that may be acquired under the Option shall be decreased proportionately; and (ii) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to the Option shall be increased proportionately, without changing the aggregate purchase price or value of the outstanding Option.

(c)       Whenever the number of shares of Stock subject to the Option and the price for each share of Stock subject to the Option are required to be adjusted as provided in this Section 6, the Board shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to the Option after giving effect to the adjustments. The Board shall promptly give you such a notice.

(d)       Adjustments under this Section 6 shall be made by the Board, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued on account of any such adjustments.

7.       Notice. All notices required or permitted under this Option Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Option Agreement. Until changed in accordance herewith, the Company and the optionee specify their respective addresses as set forth below:

Company:	e.Digital Corporation 16870 W. Bernardo Drive, Suite 120 San Diego, CA 92127 Attention: MarDee Haring-Layton

Optionee:	Russell Packer #### ##### ######## Carlsbad, CA #####

8.       Information Confidential. As partial consideration for the granting of this Option, you agree that you will keep confidential all information and knowledge that you have relating to the manner and amount of your Option; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors, or a financial institution to the extent that such information is necessary to obtain a loan.

9.       Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

10.       Company Records. Records of the Company or its Subsidiaries regarding your period of service on the Board, termination of that service and the reason therefor, and other matters shall be conclusive for all purposes hereunder.

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11.       Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

12.       Headings. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

13.       Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

14.       Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

15.       No Other Agreements. This Option Agreement is not a contract of employment and the terms of your service on the Board shall not be affected by, or construed to be affected by, this Option Agreement, except to the extent specifically provided herein. Nothing herein shall impose, or be construed as imposing, any obligation (i) on the part of the Company or any Subsidiary to continue your service on the Board, or (ii) on your part to remain in as a director of the Company or any Subsidiary.

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Please indicate your acceptance of all the terms and conditions of the Option by signing and returning a copy of this Option Agreement.

e.Digital Corporation By: /s/ Alfred Falk Name: Alfred Falk Title: President & CEO

ACCEPTED:

/s/ Russell H. Packer

Signature of Optionee

Russell H. Packer

Name of Optionee (Please Print)

Date: September 26, 2016

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